UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        March 16, 2006

Matritech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2006, Matritech’s Board of Directors approved change of control agreements for each of the executive officers of the Company, providing for payment of benefits to these officers in the event the they lose their job after or in connection with a change of control due to termination by the Company without cause or termination by the executive following a substantial change in duties, position or compensation. The Board of Directors was not prompted to consider the award of change of control benefits by any specific circumstance currently affecting the Company, but acted upon the recommendation of the Compensation Committee of the Board of Directors following that Committee’s overall assessment of compensation programs designed to put the Company in a competitive position in attracting and retaining experienced and well-qualified executives. The benefits provided for the executive officers under the circumstances described above include continued base salary, continued annual incentive compensation at the target percentage and continued insurance benefits. For the Chief Executive Officer, the period of continued benefits is 24 months, for the President 18 months and for other executive officers, 12 months. Each executive officer must, as a condition of continuing to receive the change of control benefits, refrain from competition with the Company and from solicitation of the Company’s customers, suppliers, business patronage or employees. In addition, the change of control agreements provide for the award of a pro-rated bonus at the time of the change of control to compensate the executive officer for his or her services during the fiscal year in which the change of control occurs. The form of change of control agreement is attached hereto as Exhibit 10.1.

On March 20, 2006, the Compensation Committee of Matritech’s Board of Directors approved amendments to the restricted stock award agreements granted to executive officers on March 7, 2006 in order to confirm the Company’s commitment, in the event of a forfeiture of any shares of restricted stock due to termination of the employee’s business relationship with the Company, to repay to the employee an amount equal to the par value of the forfeited shares. The executive officers and other employees who receive awards of restricted stock must pay the par value of the shares at the time of the award. The forms of amended restricted stock award agreements are attached hereto as Exhibit 10.2, 10.3 and 10.4.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Form of Change of Control Agreement

10.2	Form of Amended Restricted Stock Award Agreement used for bonus awards under Amended and Restated Management Bonus Plan as of December 9, 2005

10.3	Form of Amended Restricted Stock Award Agreement in lieu of stock option grants to US based executive officers

10.4	Form of Amended Performance-based Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: March 21, 2006	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change of Control Agreement

10.2	Form of Amended Restricted Stock Award Agreement used for bonus awards under Amended and Restated Management Bonus Plan as of December 9, 2005

10.3	Form of Amended Restricted Stock Award Agreement in lieu of stock option grants to US based executive officers

10.4	Form of Amended Performance-based Restricted Stock Award Agreement